UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2010

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue
Boston, MA 02199
(Address of principal executive offices, including zip code)

(617) 292-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Entry into New Lease for Premises to Serve as Headquarters

On October 26, 2010, the Federal Home Loan Bank of Boston (the “Bank”) entered into a lease (the “Pru Lease”), as tenant, with BP Prucenter Acquisition LLC, as landlord, pursuant to which the Bank will lease approximately 54,000 rentable square feet in the Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 (the “Pru Premises”). The Pru Premises will serve as the Bank’s headquarters.

The term of the Pru Lease will commence on the Commencement Date (as such term is defined by the Pru Lease) and end 144 calendar months following the later to occur of the Commencement Date and January 1, 2012. It is expected that the Bank will move into the Pru Premises between November 1, 2011, and December 31, 2011, and that the Commencement Date will occur at that time.

The annual fixed rent for the Pru Premises will be $2,320,796 for the first six years and $2,536,684 for the second six years of the lease; however, if the Commencement Date occurs prior to January 1, 2012, the Bank will continue to pay the same rent it pays for its current premises from the Commencement Date through December 31, 2011. In addition to the annual fixed rent, the Bank will be responsible for certain additional rent, including property taxes, utilities and certain other operating expenses.

The Pru Lease allocates the Bank an allowance of $4,857,480 to be applied toward leasehold improvements to the Pru Premises and certain “soft” costs incurred in connection with the move. Additionally, the Bank will be entitled to a rent credit of $62,500 toward its annual fixed rent payment for the first month after the Commencement Date.

The Pru Lease provides the Bank with two extension options each for five years with the first permitting the Bank to extend the Pru Lease at an annual fixed rent of 95 percent of the prevailing market rate and the second at an annual fixed rent of 100 percent of the prevailing market rate, in each case based upon first-class office space utilizing properties of a similar character in comparable first-class office buildings within the market area.

The Pru Lease further gives the Bank the right to terminate the Pru Lease (and entitles the Bank to certain remedies), in the event that the leasehold improvements to the Pru Premises are not substantially complete on or before October 31, 2011 (in the absence of a Tenant Delay, as such term is defined in the Pru Lease).

Amendment to Existing Lease for Premises Currently Serving as Headquarters

On October 26, 2010, and in connection with the Bank’s entrance into the Pru Lease, the Bank entered into an amendment (the “Amendment”) to its existing lease (the “Existing Lease”) between the Bank, as tenant, and BP 111 Huntington Avenue LLC, as landlord (an affiliate of the Bank’s landlord under the Pru Lease). Pursuant to the Existing Lease, the Bank leases approximately 61,000 rentable square feet at 111 Huntington Avenue, Boston, Massachusetts 02199 (the “Huntington Premises”). The primary purpose of the Amendment is to harmonize the termination of the Existing Lease with the commencement of the Pru Lease. Specifically, the Amendment:

•                  changes the Existing Lease’s termination date to be the earlier to occur of the commencement date of the Pru Lease and October 31, 2012 (the current termination date is December 31, 2012); and

•                  eliminates the Bank’s extension options for the Huntington Premises.

Additionally, the Amendment provides for a reduction in rent (to the rent level payable under the Pru Lease) and the elimination in the Bank’s obligation to pay certain operating costs under the Existing Lease should the leasehold improvements on the Pru Premises not be substantially complete by November 1, 2011 (in the absence of a Tenant Delay, as such term is defined by the Pru Lease).

The Huntington Premises will continue to serve as the Bank’s headquarters until the Bank completes its relocation to the Pru Premises.

The description herein of the:

•                  Existing Lease is qualified in its entirely by reference to the full text thereof, which is filed as Exhibit 10.4.7 to the Bank’s registration statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2005; and

•                  Pru Lease and the Amendment are qualified in their entirety by reference to the full text thereof, each of which is filed herewith as Exhibits 10.1 and 10.2.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are based upon the Bank’s current expectations and speak only as of the date hereof. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk factors set forth in the Bank’s periodic filings with the SEC. The Bank assumes no obligation to update any forward-looking statements made in this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Lease between Federal Home Loan Bank of Boston, as tenant, and BP Prucenter Acquisition LLC, as landlord, dated October 26, 2010.
10.2	Amendment to Lease between Federal Home Loan Bank of Boston, as tenant, and BP 111 Huntington Avenue LLC, as landlord, dated October 26, 2010.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: October 27, 2010	By:	/s/ Frank Nitkiewicz

Frank Nitkiewicz Executive Vice President and Chief Financial Officer